Bank of America 1Q22 Financial Results April 18, 2022

1Q22 Highlights (Comparison to 1Q21, unless otherwise noted) • Net income of $7.1B; diluted earnings per share of $0.80; ROE 11.0%, ROTCE1 15.5% • Revenue, net of interest expense, of $23.2B increased $0.4B, or 2% – Net interest income (NII) of $11.6B ($11.7B FTE1) increased $1.4B, or 13%, driven by strong deposit growth and related investment of excess liquidity, loan growth and lower premium amortization expense, partially offset by lower Paycheck Protection Program (PPP) fees – Noninterest income of $11.7B decreased $1.0B, or 8%, driven by lower investment banking fees, which outperformed the decline in industry fee pools2, partially offset by higher asset management fees • Provision for credit losses of $30MM included a $362MM net reserve release, driven primarily by asset quality improvement, offset by a reserve build related to Russian exposure and loan growth3 – Net charge-offs (NCOs) remained relatively flat vs. 4Q21, but declined 52% from 1Q21; net charge-off ratio of 16 bps remained near historical lows • Noninterest expense of $15.3B decreased $0.2B, or 1% – Generated operating leverage4 for the third consecutive quarter (305 bps in 1Q22) • Balance sheet expanded and remains strong – Deposits increased $8B from 4Q21 – Loans and leases grew $14B from 4Q21 – CET1 ratio of 10.4% (9.5% minimum); average global liquidity sources5 increased to $1.1T – Repurchased $2.6B of common stock, including repurchases to offset shares awarded under equity-based compensation plans – Paid $1.7B in common dividends • No material direct exposure to Russia – Approximately $700MM in lending and counterparty exposure, substantially all of which is lending – All loans have been downgraded and reported in reservable criticized with increased allowance coverage in 1Q22 2 Note: FTE stands for fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For important presentation information about this measure, see slide 33. 2 Dealogic as of April 1, 2022. 3 For more information on reserve build (release), see note A on slide 30. 4 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 5 See note B on slide 30 for definition of Global Liquidity Sources.

17% 48% 25% 37% 31% 57% 42% 15% 5% 14% vs. 1Q19 vs . 1Q21 Travel & Entertainment Gas Food Retail Services 0% 25% 50% 75% 9% 11% 30% 10% 19% 5% 16%Credit Debit ACH Wires P2P/P2B Cash Check 1Q22 YoY Change in Payment Transaction Volume Consumer Spend Remained Strong; 1Q22 at $980B, up 14% YoY Note: Amounts may not total due to rounding. 1 Total payments include total credit card, debit card, ACH, wires, billpay, person-to-person (P2P), cash and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 3 Excludes credit and debit Money Transfers, Charitable Donations and miscellaneous categories with immaterial volume. 4 P2B stands for person-to-business. 1Q22 Credit and Debit Spend2,3 ($ volume) Growth Payment Spend1 ($ volume) and YoY % Growth 3 1Q22 Payment Spend ($ volume) 11% 7% 14% (4)% Credit/Debit ACH/Wire P2P/P2B Cash/Check $713B $778B $859B $980B 3% 9% 10% 14% 1Q19 1Q20 1Q21 1Q22 % of 1Q22 Total 75% 11% 8% 6% $980B 79%4 4 % of 1Q22 Credit / Debit Spend 12% 6% 23% 32% 27%

Daily Loan and Lease Balance Trends ($B) 1 Excludes balances related to PPP (recorded in Commercial) of $3.0B, $4.7B, $8.4B, $15.7B, and $21.1B for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively. End of period total loans and leases were $993.1B, $979.1B, $927.7B, $918.9B, and $903.1B for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively. End of period Commercial loans and leases were $554.3B, $543.4B, $504.3B, $500.8B and $490.9B for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively. Excluding end of period PPP loan balances, total loans and leases were $990.2B and $974.4B for 1Q22 and 4Q21, and Commercial loan balances were $551.3B and $538.7B. Total loans and leases increased $14.0B, and excluding PPP loan balances, increased $15.7B, quarter-over-quarter. Total Commercial loans and leases increased $10.9B, and excluding PPP loan balances, increased $12.6B, quarter-over-quarter. Loan data excludes loans held-for-sale. 2 Credit card and residential mortgage only include balances recorded in Consumer Banking and GWIM, and exclude loans held-for-sale. Loans and Leases in Business Segments ex. PPP1 Credit Card2 Residential Mortgage2 Total Loans and Leases ex. PPP1 4 12/31/19 03/31/22 $850 $900 $950 $1,000 $1,050 $1,100 12/31/19 03/31/22 $350 $400 $450 $500 $550 $600 12/31/19 03/31/22 $70 $80 $90 $100 12/31/19 03/31/22 $195 $200 $205 $210 $215 $220 $225 Commercial Consumer

Mar- 19 Jun- 19 Sep- 19 Dec- 19 Mar- 20 Jun- 20 Sep- 20 Dec- 20 Mar- 21 Jun- 21 Sep- 21 Dec- 21 $0 $1,000 $2,000 $3,000 $4,000 U.S. Households Checkable Deposits and Currency ($B)2 U.S. Household Debt Service Payments as a % of Disposable Personal Income3 Change in BofA Credit Card Customer1 Balances Since 1Q20 30+ days 5-29 days 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 1.00% 1.50% 2.00% 2.50% BofA Credit Card 5-29 and 30+ Days Past Due Rates Consumer Resiliency 1 Includes consumer clients who have a primary deposit account with the bank that also have a BAC credit card. Consumer checking accounts are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 2 Z.1 Financial Accounts of the United States release, The Federal Reserve Board. 3 Household Debt Service and Financial Obligations Ratios release, The Federal Reserve Board. 5 1991 1996 2001 2006 2011 2016 2021 5% 8% 10% 13% 15% (8%) 39% (12%) 39% Avg. Credit Card Balance Avg. Deposit Balance Avg. Credit Card Balance (<680 FICO) Avg. Deposit Balance (<680 FICO) $2.9T higher Deferral related spike (83 bps) (50 bps) vs. 4Q19

10.6% +41 bps (16) bps (11) bps (21) bps (14) bps (4) bps 10.4% 4Q21 Net income applicable to common shareholders Share repurchases Common dividends OCI on AFS debt securities Risk-weighted assets Other 1Q22 Common Equity Tier 1 Ratio1 Drivers Note: Amounts may not total due to rounding. 1 Regulatory capital ratios at March 31, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common Equity Tier 1 (CET1) is the Standardized approach for all reporting periods presented. 2 Payout ratio is calculated as share repurchases plus common dividends, divided by net income applicable to common shareholders. 3 Gross share repurchases, excluding shares awarded under equity-based compensation plans. 4 OCI stands for other comprehensive income; AFS stands for available-for-sale. 5 Includes the phase-in impact of Current Expected Credit Losses (CECL) transitional amount. 6 3 Total payout ratio:2 66% 4 5

# 1Q22 Financial Results

| **Summary Income Statement** ($B, except per share data) | 1Q22 | 4Q21 | Inc / (Dec) | | 1Q21 | Inc / (Dec) | |
|---|---|---|---|---|---|---|---|
| Total Revenue, net of interest expense | **$23.2** | $22.1 | $1.2 | 5 % | $22.8 | $0.4 | 2 % |
| Provision (benefit) for credit losses | **—** | (0.5) | 0.5 | (106) | (1.9) | 1.9 | (102) |
| *Net charge-offs* | **0.4** | *0.4* | *—* | *8* | *0.8* | *(0.4)* | *(52)* |
| *Reserve build (release)*[1] | **(0.4)** | *(0.9)* | *0.5* | *(57)* | *(2.7)* | *2.3* | *(87)* |
| Noninterest Expense | **15.3** | 14.7 | 0.6 | 4 | 15.5 | (0.2) | (1) |
| Pretax Income | **7.9** | 7.8 | 0.1 | 1 | 9.2 | (1.3) | (14) |
| *Pretax, pre-provision income*[2] | **7.9** | *7.3* | *0.6* | *8* | *7.3* | *0.6* | *8* |
| Income tax expense | **0.8** | 0.8 | — | 1 | 1.1 | (0.3) | (27) |
| Net income | **$7.1** | $7.0 | $0.1 | 1 | $8.1 | ($1.0) | (12) |
| Diluted earnings per share | **$0.80** | $0.82 | ($0.02) | (2) | $0.86 | ($0.06) | (7) |
| Average diluted common shares (in millions) | **8,202** | 8,305 | (103) | (1) | 8,756 | (554) | (6) |

| **Return Metrics and Efficiency Ratio** | | | | | | | |
|---|---|---|---|---|---|---|---|
| Return on average assets | **0.89 %** | 0.88 % | | | 1.13 % | | |
| Return on average common shareholders' equity | **11.0** | 10.9 | | | 12.3 | | |
| Return on average tangible common shareholders' equity[2] | **15.5** | 15.2 | | | 17.1 | | |
| Efficiency ratio | **66** | 67 | | | 68 | | |

Notes: Amounts may not total due to rounding.
[1] For more information on reserve build (release), see note A on slide 30.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note C on slide 30. For important presentation information about these measures, see slide 33.

7

# Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

| Balance Sheet Metrics | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| **Assets ($B)** | | | |
| Total assets | **$3,238** | $3,169 | $2,970 |
| Total loans and leases | **993** | 979 | 903 |
| Total loans and leases in business segments[1] | **978** | 963 | 883 |
| Total debt securities | **970** | 983 | 857 |
| **Funding & Liquidity ($B)** | | | |
| Total deposits | **$2,072** | $2,064 | $1,885 |
| Long-term debt | **279** | 280 | 251 |
| Global Liquidity Sources (average)[2] | **1,109** | 1,158 | 1,003 |
| **Equity ($B)** | | | |
| Common shareholders' equity | **$239** | $245 | $250 |
| Common equity ratio | **7.4 %** | 7.7 % | 8.4 % |
| Tangible common shareholders' equity[3] | **$169** | $175 | $180 |
| Tangible common equity ratio[3] | **5.3 %** | 5.7 % | 6.2 % |
| **Per Share Data** | | | |
| Book value per common share | **$29.70** | $30.37 | $29.07 |
| Tangible book value per common share[3] | **20.99** | 21.68 | 20.90 |
| Common shares outstanding (in billions) | **8.06** | 8.08 | 8.59 |

| Basel 3 Capital ($B)[4] | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Common equity tier 1 capital (CET1) | **$170** | $172 | $178 |
| **Standardized approach** | | | |
| Risk-weighted assets | **$1,640** | $1,618 | $1,508 |
| CET1 ratio | **10.4 %** | 10.6 % | 11.8 % |
| **Advanced approaches** | | | |
| Risk-weighted assets | **$1,416** | $1,399 | $1,365 |
| CET1 ratio | **12.0 %** | 12.3 % | 13.0 % |
| **Supplementary leverage (SLR)** | | | |
| SLR as reported[5] | **5.4 %** | 5.5 % | 7.0 % |
| SLR (without temporary exclusions) | | | 6.1 |

- CET1 ratio of 10.4% decreased 26 bps vs. 4Q21[4]
  - CET1 capital of $170B decreased $2B from 4Q21, driven by OCI on AFS debt securities and capital distribution to common shareholders, partially offset by net income
  - Standardized RWA of $1,640B increased $22B from 4Q21, primarily driven by lending growth and Global Markets client activity
- Book value per share improved 2% from 1Q21, to $29.70
- $1.1T in average Global Liquidity Sources,[2] up $106B, or 11%, from 1Q21

[1] Excludes loans and leases in All Other.
[2] See note B on slide 30 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 33.
[4] Regulatory capital ratios at March 31, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common Equity Tier 1 (CET1) is the Standardized approach for all reporting periods presented.
[5] Supplementary leverage exposure at March 31, 2021 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

8

$887 $889 $903 $929 $962 291 282 281 282 284 188 194 200 205 211 330 325 325 339 359 77 88 97 103 109 Consumer Banking GWIM Global Banking Global Markets 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $250 $500 $750 $1,000 $1,250 $908 $908 $921 $945 $978 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $250 $500 $750 $1,000 $1,250 (2%) +12% +9% +40% Average Loan and Lease Trends1 YoY +8% YoY +9% YoY (26%) Note: Amounts may not total due to rounding. 1 Includes balances related to PPP of $3.8B recorded in Consumer $2.2B, GWIM $0.1B and Global Banking $1.5B for 1Q22, balances of $6.4B recorded in Consumer $3.7B, GWIM $0.2B and Global Banking $2.4B for 4Q21, balances of $12.8B recorded in Consumer $8.1B, GWIM $0.5B and Global Banking $4.1B for 3Q21, balances of $19.8B recorded in Consumer $11.4B, GWIM $0.7B and Global Banking $7.7B for 2Q21, and balances of $23.1B recorded in Consumer $13.9B, GWIM $0.7B and Global Banking $8.5B for 1Q21. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) Total Loans and Leases ($B) $418 $413 $419 $428 $435 $489 $494 $501 $517 $543 Consumer loans Commercial loans 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $250 $500 $750 9 Ex. PPP $885 $888 $908 $939 $974 17 15 14 13 12 4 4 4 3 3 $21 $19 $18 $16 $15 Residential mortgage Home equity 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $10 $20 $30 YoY +10%

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. $326 $333 $339 $361 $385 304 309 314 332 353 23 24 26 29 32 Interest-bearing Noninterest-bearing 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $100 $200 $300 $400 $500 $1,806 $1,889 $1,943 $2,017 $2,046 1,130 1,160 1,178 1,211 1,247 675 729 764 806 799 Interest-bearing Noninterest-bearing 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $500 $1,000 $1,500 $2,000 $2,500 $487 $507 $534 $562 $540 165 163 166 165 157 322 344 368 398 383 Interest-bearing Noninterest-bearing 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $200 $400 $600 +16% +43% +10% +18% YoY +13% YoY +18% YoY +14% (5%) +19% +13% YoY +11% 10 +15% $924 $979 $1,001 $1,027 $1,056 405 425 435 445 458 224 231 232 238 247 295 323 333 344 352 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $250 $500 $750 $1,000 $1,250

Net Interest Income (FTE, $B)1 • Net interest income of $11.6B ($11.7B FTE1) – Increased $162MM from 4Q21, driven by lower premium amortization expense and higher loan balances, partially offset by two fewer accrual days and lower PPP fees ▪ Premium amortization expense of $0.9B vs. $1.3B in 4Q21 ▪ PPP NII of $74MM vs. $156MM in 4Q21 • Net interest yield of 1.69% increased 2 bps from 4Q21 – Excluding Global Markets, net interest yield of 1.99%1 • Interest rate sensitivity as of March 31, 20222 – +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $5.4B over the next 12 months Net Interest Income Increased $1.4B, or 13% YoY Net Interest Yield (FTE)1 Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.0B, $1.0B, $1.0B, $1.0B and $1.0B and average earning assets of $610.9B, $580.8B, $557.3B, $531.0B and $495.3B for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 33. 2 NII asset sensitivity represents banking book positions. See note D on slide 30 for information on asset sensitivity assumptions. 1.68% 1.61% 1.68% 1.67% 1.69% 1.90% 1.83% 1.93% 1.92% 1.99% Reported net interest yield Net interest yield excl. GM 1Q21 2Q21 3Q21 4Q21 1Q22 1.00% 1.50% 2.00% 2.50% $10.3 $10.3 $11.2 $11.5 $11.7 $10.2 $10.2 $11.1 $11.4 $11.6 Net interest income (GAAP) FTE Adjustment 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $5.0 $10.0 $15.0 11

$15.5 $15.0 $14.4 $14.7 $15.3 9.7 8.7 8.7 9.0 9.5 5.8 6.4 5.7 5.7 5.8 Compensation and benefits Other 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $10.0 $20.0 68% 70% 63% 67% 66% 1Q21 2Q21 3Q21 4Q21 1Q22 50% 60% 70% 80% • Noninterest expense of $15.3B decreased $0.2B, or 1%, vs. 1Q21 • Compared to 4Q21, noninterest expense increased $0.6B, driven by seasonally higher payroll taxes and a modest increase in salaries and benefits Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 12

• Total net charge-offs of $392MM1 increased $30MM from 4Q21 – Consumer net charge-offs of $340MM increased $28MM, driven by Credit Card – Commercial net charge-offs of $52MM remained low • Net charge-off ratio of 16 bps increased 1 bp from 4Q21 and remained near historical lows • Provision for credit losses of $30MM driven primarily by asset quality improvement, offset by a reserve build related to Russian exposure and loan growth; the quarter included a net reserve release of $362MM – Consumer net reserve release of $326MM – Commercial net reserve release of $36MM • Allowance for loan and lease losses of $12.1B represented 1.23% of total loans and leases1 – Total allowance of $13.5B included $1.4B for unfunded commitments • Nonperforming loans (NPLs) remained relatively flat at $4.6B – 56% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $20.7B decreased $1.7B from 4Q21, driven by decreases across a broad range of industries – Excluding $0.7B of downgrades for Russian exposure, commercial reservable criticized utilized exposure declined $2.4B from 4Q21 Asset Quality 1 Excludes loans measured at fair value. Provision (Benefit) for Credit Losses ($MM) Net Charge-offs ($MM)1 ($1,860) ($1,621) ($624) ($489) $30 1Q21 2Q21 3Q21 4Q21 1Q22 ($2,500) ($2,000) ($1,500) ($1,000) ($500) $0 $500 $823 $595 $463 $362 $392 0.37% 0.27% 0.20% 0.15% 0.16% Net charge-offs Net charge-off ratio 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $250 $500 $750 $1,000 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 13

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial, commercial real estate and commercial lease financing. $130 $82 $134 $50 $52 0.11% 0.07% 0.11% 0.04% 0.04% C&I Small business Commercial NCO ratio 1Q21 2Q21 3Q21 4Q21 1Q22 ($50) $0 $50 $100 $150 $200 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% $693 $513 $329 $312 $340 0.67% 0.50% 0.31% 0.29% 0.32% Credit card Other Consumer NCO ratio 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $200 $400 $600 $800 0.00% 0.25% 0.50% 0.75% 1.00% Commercial Metrics ($MM) 1Q22 4Q21 1Q21 Provision $16 ($638) ($1,104) Reservable criticized utilized exposure 20,682 22,381 34,283 Nonperforming loans and leases 1,521 1,578 2,071 % of loans and leases1 0.28% 0.29% 0.43 % Allowance for loans and leases $5,389 $5,354 $7,533 % of loans and leases1 0.98% 1.00% 1.55 % Consumer Metrics ($MM) 1Q22 4Q21 1Q21 Provision $14 $149 ($756) Nonperforming loans and leases 3,104 2,989 3,091 % of loans and leases1 0.71% 0.69% 0.75 % Consumer 30+ days performing past due $2,844 $3,105 $3,863 Fully-insured2 817 887 1,030 Non fully-insured 2,027 2,218 2,833 Consumer 90+ days performing past due 1,077 1,132 1,508 Allowance for loans and leases 6,715 7,033 8,635 % of loans and leases1 1.53% 1.62% 2.10% # times annualized NCOs 4.88 x 5.68 x 3.07 x 14 3

# Consumer Banking

| Summary Income Statement ($MM) | 1Q22 | Inc / (Dec) 4Q21 | Inc / (Dec) 1Q21 |
|---|---|---|---|
| Total revenue, net of interest expense | $8,813 | ($99) | $744 |
| Provision (benefit) for credit losses | (52) | (84) | 565 |
| Noninterest expense | 4,921 | 179 | (210) |
| Pretax income | 3,944 | (194) | 389 |
| *Pretax, pre-provision income*[1] | 3,892 | (278) | 954 |
| Income tax expense | 966 | (48) | 95 |
| Net income | $2,978 | ($146) | $294 |

| Key Indicators ($B) | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Average deposits | $1,056.1 | $1,026.8 | $924.1 |
| Rate paid on deposits | 0.02 % | 0.02 % | 0.03 % |
| Cost of deposits[2] | 1.16 | 1.11 | 1.42 |
| Average loans and leases | $284.1 | $282.3 | $290.9 |
| Net charge-off ratio | 0.59 % | 0.58 % | 1.13 % |
| Net charge-offs ($MM) | $416 | $411 | $810 |
| Reserve build (release) ($MM) | (468) | (379) | (1,427) |
| Consumer investment assets[3] | $357.6 | $368.8 | $324.5 |
| Active mobile banking users (MM) | 33.6 | 33.0 | 31.5 |
| % Consumer sales through digital channels | 53 % | 49 % | 49 % |
| Number of financial centers | 4,056 | 4,173 | 4,324 |
| Combined credit /debit purchase volumes[4] | $198.5 | $211.9 | $172.5 |
| Total consumer credit card risk-adjusted margin[4] | 10.40 % | 10.85 % | 9.29 % |
| Return on average allocated capital | 30 | 32 | 28 |
| Allocated capital | $40.0 | $38.5 | $38.5 |
| Efficiency ratio | 56 % | 53 % | 64 % |

- Net income of $3.0B increased 11% from 1Q21, as a result of improved revenue and lower expenses, partially offset by a decrease in provision benefit
- Revenue of $8.8B increased 9% from 1Q21, driven by higher NII
- Provision for credit losses increased $565MM to a benefit of $52MM, driven by a smaller reserve release
- Noninterest expense of $4.9B decreased 4% from 1Q21, primarily driven by the absence of a prior-period impairment charge, partially offset by investments in the business and increased client activity
- Record average deposits of more than $1T grew $132B, or 14%, from 1Q21
  - 56% of deposits in checking accounts; 92% primary accounts[5]
- Average loans and leases of $284B decreased $7B, or 2%, from 1Q21
  - Excluding PPP, average loans and leases grew $5B vs. 1Q21[6]
- Combined credit / debit card spend[4] of $198B increased 15% from 1Q21
  - Credit up 25%; debit up 9%
- Consumer investment assets[3] of $358B grew $33B, or 10%, from 1Q21, driven by client flows from new and existing clients and higher market valuations
  - $20B of client flows since 1Q21
  - Record 3.3MM client accounts, up 7% YoY
- 9.5MM Total[7] clients enrolled in Preferred Rewards, up 10% from 1Q21
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 30. For important presentation information, see slide 33.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets includes client brokerage assets, deposit sweep balances and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (*e.g.*, linked to their direct deposit).
[6] Average loans and leases was $284B and $291B for 1Q22 and 1Q21. Excluding average PPP loan balances of $2B and $14B, average loan balances were $282B and $277B for the same periods. For important presentation information, see slide 33.
[7] As of February, 2022. Includes clients in Consumer, Small Business and GWIM.

15

# Global Wealth & Investment Management

| Summary Income Statement ($MM) | 1Q22 | Inc / (Dec) 4Q21 | Inc / (Dec) 1Q21 |
|---|---|---|---|
| Total revenue, net of interest expense | **$5,476** | $74 | $505 |
| Provision (benefit) for credit losses | **(41)** | 15 | 24 |
| Noninterest expense | **4,015** | 181 | 148 |
| Pretax income | **1,502** | (122) | 333 |
| *Pretax, pre-provision income*[1] | ***1,461*** | *(107)* | *357* |
| Income tax expense | **368** | (30) | 82 |
| Net income | **$1,134** | ($92) | $251 |

| Key Indicators ($B) | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Average deposits | **$384.9** | $360.9 | $326.4 |
| Rate paid on deposits | **0.03 %** | 0.03 % | 0.03 % |
| Average loans and leases | **$210.9** | $205.2 | $188.5 |
| Net charge-off ratio | **0.00 %** | 0.01 % | 0.03 % |
| Net charge-offs ($MM) | **$1** | $5 | $13 |
| Reserve build (release) ($MM) | **(42)** | (61) | (78) |
| AUM flows | **$15.5** | $21.6 | $18.2 |
| Pretax margin | **27 %** | 30 % | 24 % |
| Return on average allocated capital | **26** | 30 | 22 |
| Allocated capital | **$17.5** | $16.5 | $16.5 |

- Net income of $1.1B increased 28% from 1Q21
- Record revenue of $5.5B increased 10% compared to 1Q21, driven by higher asset management fees and the NII benefit from strong deposit and loan growth
- Noninterest expense of $4.0B increased 4% vs. 1Q21, driven by higher revenue-related incentives
- Client balances of more than $3.7T increased 7% from 1Q21, driven by net client flows and higher market valuations
  - Strong AUM flows of $16B in 1Q22
- Average deposits of $385B increased $59B, or 18%, from 1Q21
- Average loans and leases of $211B increased $22B, or 12%, from 1Q21, driven by securities-based lending, residential mortgage lending and custom lending
  - 48th consecutive quarter of average loan and lease balance growth
- Added ~6,900 net new households in Merrill and ~830 net new relationships in Private Bank in 1Q22
- Record 81% of Merrill households digitally active across the enterprise, and a record 85% of Private Bank clients

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 30. For important presentation information, see slide 33.

16

# Global Banking

| Summary Income Statement ($MM) | 1Q22 | Inc / (Dec) 4Q21 | Inc / (Dec) 1Q21 |
|---|---|---|---|
| Total revenue, net of interest expense[1] | **$5,194** | ($713) | $561 |
| Provision (benefit) for credit losses | **165** | 628 | 1,291 |
| Noninterest expense | **2,683** | (34) | (99) |
| Pretax income | **2,346** | (1,307) | (631) |
| *Pretax, pre-provision income[2]* | **2,511** | *(679)* | *660* |
| Income tax expense | **622** | (364) | (182) |
| Net income | **$1,724** | ($943) | ($449) |

| Selected Revenue Items ($MM) | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Total Corporation IB fees (excl. self-led)[1] | **$1,457** | $2,351 | $2,246 |
| Global Banking IB fees[1] | **880** | 1,465 | 1,172 |
| Business Lending revenue | **2,111** | 2,241 | 1,607 |
| Global Transaction Services revenue[3] | **2,088** | 2,069 | 1,705 |

| Key Indicators ($B) | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Average deposits | **$539.9** | $562.4 | $487.0 |
| Average loans and leases | **358.8** | 338.6 | 330.1 |
| Net charge-off ratio | **(0.01) %** | (0.03) % | 0.05 % |
| Net charge-offs ($MM) | **($12)** | ($28) | $36 |
| Reserve build (release) ($MM) | **177** | (435) | (1,162) |
| Return on average allocated capital | **16 %** | 25 % | 21 % |
| Allocated capital | **$44.5** | $42.5 | $42.5 |
| Efficiency ratio | **52 %** | 46 % | 60 % |

- Net income of $1.7B decreased $0.4B from 1Q21, driven by the absence of a reserve release that benefited the prior period, partially offset by higher revenue and lower noninterest expense
- Revenue of $5.2B increased $0.6B vs. 1Q21, reflecting higher leasing-related revenue and higher NII on strong loan and deposit growth, partially offset by lower investment banking fees
- Total Corporation investment banking fees of $1.5B (excl. self-led) decreased $0.8B, or 35%, from 1Q21
- Provision for credit losses of $0.2B primarily reflects a reserve build driven by Russian exposure and loan growth, compared to a reserve release in 1Q21
- Noninterest expense of $2.7B decreased 4% from 1Q21, primarily driven by lower incentive compensation due to the absence of 1Q21 award changes
- Average deposits of $540B increased $53B, or 11%, from 1Q21, reflecting client liquidity and valued relationships
- Average loans and leases of $359B increased 9% from 1Q21, reflecting increased client demand

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 30. For important presentation information about this measure, see slide 33.
[3] Prior periods have been revised to conform to current-period presentation.

17

# Global Markets[1]

| Summary Income Statement ($MM) | 1Q22 | Inc / (Dec) 4Q21 | 1Q21 |
|---|---|---|---|
| Total revenue, net of interest expense[2] | **$5,292** | $1,474 | ($906) |
| *Net DVA* | **69** | *67* | *71* |
| *Total revenue (excl. net DVA)[2,3]* | **5,223** | *1,407* | *(977)* |
| Provision (benefit) for credit losses | **5** | (27) | 10 |
| Noninterest expense | **3,117** | 235 | (310) |
| Pretax income | **2,170** | 1,266 | (606) |
| *Pretax, pre-provision income[4]* | **2,175** | *1,239* | *(596)* |
| Income tax expense | **575** | 340 | (147) |
| Net income | **$1,595** | $926 | ($459) |
| *Net income (excl. net DVA)[3]* | ***$1,543*** | ***$876*** | ***($513)*** |

| Selected Revenue Items ($MM)[2] | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Sales and trading revenue | **$4,719** | $2,936 | $5,078 |
| Sales and trading revenue (excl. net DVA)[3] | **4,650** | 2,934 | 5,080 |
| FICC (excl. net DVA)[3] | **2,648** | 1,569 | 3,251 |
| Equities (excl. net DVA)[3] | **2,002** | 1,365 | 1,829 |
| Global Markets IB fees | **582** | 832 | 981 |

| Key Indicators ($B) | 1Q22 | 4Q21 | 1Q21 |
|---|---|---|---|
| Average total assets | **$858.7** | $817.0 | $723.3 |
| Average trading-related assets | **596.2** | 564.3 | 501.8 |
| Average 99% VaR ($MM)[6] | **79** | 63 | 74 |
| Average loans and leases | **108.6** | 102.6 | 77.4 |
| Net charge-offs ($MM) | **21** | 10 | 3 |
| Reserve build (release) ($MM) | **(16)** | 22 | (8) |
| Return on average allocated capital | **15 %** | 7 % | 22 % |
| Allocated capital | **$42.5** | $38.0 | $38.0 |
| Efficiency ratio | **59 %** | 75 % | 55 % |

- Net income of $1.6B decreased $459MM from 1Q21
  - Excluding net DVA, net income of $1.5B decreased 25%[3]
- Revenue of $5.3B decreased 15% from 1Q21; excluding net DVA, revenue decreased 16%,[3] driven by lower FICC sales and trading revenue and investment banking fees
- Reported sales and trading revenue of $4.7B, decreased 7% from 1Q21
  - FICC revenue decreased to $2.7B, driven by the absence of gains in commodities from a weather-related event in 1Q21 and a weaker credit trading environment, partially offset by improved performance across macro products
  - Equities revenue increased to $2.0B, driven by increased client activity and a strong trading performance in derivatives
- Excluding net DVA, sales and trading revenue of $4.7B decreased 8% from 1Q21[3]
  - FICC revenue of $2.6B decreased 19%[3]
  - Equities revenue of $2.0B increased 9%[3]
- Noninterest expense of $3.1B decreased 9% vs. 1Q21, driven by the absence of expenses related to a liquidating business activity, which was realigned from Global Markets to All Other[5] in 4Q21, and lower incentive compensation due to the absence of 1Q21 award changes
- Average VaR of $79MM in 1Q22[6]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $2.7B, $1.6B and $3.2B for 1Q22, 4Q21 and 1Q21, respectively. Reported Equities sales and trading revenue was $2.0B, $1.4B and $1.8B for 1Q22, 4Q21 and 1Q21, respectively. See note E on slide 30 and slide 33 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 30. For important presentation information, see slide 33.
[5] For more information on the liquidating business realignment, see note F on slide 30.
[6] See note G on slide 30 for the definition of VaR.

18

# All Other[1]

| Summary Income Statement ($MM) | 1Q22 | Inc/(Dec) 4Q21 | 1Q21 |
|---|---|---|---|
| Total revenue, net of interest expense | **($1,441)** | $433 | ($502) |
| Provision (benefit) for credit losses | **(47)** | (13) | — |
| Noninterest expense | **583** | 27 | 275 |
| Pretax income | **(1,977)** | 419 | (777) |
| *Pretax, pre-provision income[2]* | ***(2,024)*** | *406* | *(777)* |
| Income tax (benefit) | **(1,613)** | 110 | (157) |
| Net income (loss) | **($364)** | $309 | ($620) |

- Net loss of $0.4B compared to net income of $0.3B in 1Q21
- Revenue declined $0.5B from 1Q21, reflecting higher partnership losses for Environmental, Social and Governance (ESG) investments (offset in All Other tax expense)
- Noninterest expense increased $0.3B vs. 1Q21, driven primarily by the realignment of a liquidating business activity from Global Markets to All Other[3] in 4Q21
- Total corporate effective tax rate (ETR) for the quarter was 10.3%. Excluding ESG tax credits, the ETR would have been approximately 24%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 30. For important presentation information, see slide 33.
[3] For more information on the liquidating business realignment, see note F on slide 30.

19

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Online Banking and Mobile Banking Functionality(B) • No. 1 in customer satisfaction for U.S. Online(C) Banking among National Banks by J.D. Power(D) • No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power(D) • No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power(E) • No. 1 in customer satisfaction with Merchant Services by J.D. Power(F) • Best Consumer Digital Bank in the U.S.(G) • Certified by J.D. Power for providing outstanding client satisfaction for financial wellness support(H) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets3 ($B) and Accounts (MM) Average Loans and Leases ($B)2 Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Average loans and leases includes PPP balances of $2B in 1Q22, $4B in 4Q21, $8B in 3Q21, $11B in 2Q21, and $14B in 1Q21. 3 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking. $8.1 $8.2 $8.8 $8.9 $8.8 5.9 6.0 6.5 6.5 6.7 2.1 2.2 2.3 2.4 2.1 Net interest income Noninterest income 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $2.5 $5.0 $7.5 $10.0 $5.1 $4.9 $4.6 $4.7 $4.9 64% 59% 52% 53% 56% Noninterest expense Efficiency ratio 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% 80% $924 $979 $1,001$1,027$1,056 515 550 562 578 593 409 429 439 449 463 Checking Other 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $200 $400 $600 $800 $1,000 $1,200 $291 $282 $281 $282 $284 114 110 111 113 115 72 71 73 76 76 47 47 48 49 50 26 25 24 23 22 32 30 27 22 21 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $100 $200 $300 $400 21 $324 $346 $353 $369 $358 3.1 3.2 3.2 3.3 3.3 Assets Accounts 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $100 $200 $300 $400 2.0 2.5 3.0 3.5 4.0

674 931 1,049 940 977 1Q21 2Q21 3Q21 4Q21 1Q22 0 500 1,000 1,500 Home Equity New Originations ($B)1,3 Consumer Creditworthiness Remains Strong 1 Includes loan production within Consumer Banking and GWIM. For consumer credit card balances, includes average balances of $3B, $3B, and $2B in 1Q22, 4Q21 and 1Q21, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. 4 Represents Consumer Banking only. Consumer Vehicle Lending New Originations ($B) Consumer Credit Card New Accounts (000s)1 22 Residential Mortgage New Originations ($B)1,3 Key Stats 1Q21 4Q21 1Q22 Average outstandings ($B) 74.2 78.4 78.4 NCO ratio 3.47% 1.42% 1.53% Risk-adjusted margin2 9.29% 10.85% 10.40% Average line FICO 771 770 770 $5.2 $7.1 $6.8 $6.8 $7.1 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $5.0 $10.0 Key Stats 1Q21 4Q21 1Q22 Average outstandings ($B) 46.6 48.6 49.9 NCO ratio 0.26% (0.02%) 0.03% Average booked FICO 790 788 790 $15.2 $20.3 $21.2 $23.0 $16.4 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $10.0 $20.0 $30.0 Key Stats 1Q21 4Q21 1Q22 Average outstandings ($B)4 113.7 112.9 115.4 NCO ratio4 0.01% 0.01% 0.01% Average FICO 776 774 771 Average booked loan-to-value (LTV) 64% 63% 64% $0.5 $1.2 $1.5 $1.7 $2.0 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $2.5 $5.0 Key Stats 1Q21 4Q21 1Q22 Average outstandings ($B)4 26.5 22.7 22.0 NCO ratio4 (0.07%) (0.05%) (0.10%) Average FICO 805 797 800 Average booked combined LTV 51% 59% 59%

Checks vs. Zelle Sent Transactions (MM) 173 157 128 120 41 70 112 140 Checks written Zelle sent transactions 1Q19 1Q20 1Q21 1Q22 0 50 100 150 200 Digital SalesDigital Users1 and Households2 Digital Channel Usage3,4 921 1,081 1,360 1,721 30% 33% 49% 53% Digital unit sales (K) Digital as a % of total sales 1Q19 1Q20 1Q21 1Q22 0 250 500 750 1,000 1,250 1,500 1,750 0% 20% 40% 60% 80% 100% 1,953 2,166 2,579 2,748 523 586 786 813 Digital channel usage (MM) Digital appointments (K) 1Q19 1Q20 1Q21 1Q22 1,000 1,500 2,000 2,500 3,000 250 500 750 1,000 37 39 40 42 47 50 52 54 64% 68% 70% 71% Active users (MM) Verified users (MM) Household adoption % 1Q19 1Q20 1Q21 1Q22 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle)5 Digital Volumes 58 102 170 213 $16 $27 $49 $65 Transactions (MM) Volume ($B) 1Q19 1Q20 1Q21 1Q22 0 50 100 150 200 250 $0 $20 $40 $60 $80 54MM Verified and 42MM Active Digital Users1 in 1Q22 Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users; verified users represent those with a digital identification and password. 2 Household adoption represents households with consumer bank login activities in a 90-day period, as of February, 2022. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. 5 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users. Total Erica Users and Interactions (MM) 6.3 12.2 19.5 26.2 27.8 105.6 123.7 Erica users Erica interactions 1Q19 1Q20 1Q21 1Q22 0.0 5.0 10.0 15.0 20.0 25.0 30.0 0.0 50.0 100.0 150.0 200.0 7.2 10.4 13.5 16.2 users (MM) 23 Digital Adoption 16.5

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes’ Top 100 Women Advisors (2022), Top Women Advisors Best-in State (2022), Best-in- State Wealth Advisors (2022) and Top Next Generation Advisors (2021) • No. 1 on Barron’s Top 100 Women Financial Advisors List (2021) • MMI/Barron’s Industry Awards for Digital Innovation – Digital Wealth Overview (2021) • Celent Model Wealth Manager award for Client Experience (2022) • No. 1 in personal trust AUM(I) • Best Private Bank for Customer Service (U.S.)(J) • Best Private Bank for Philanthropic Services (Global) and Most Innovative Private Bank (North America)(K) • Best Private Bank in North America(L) Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Average loans and leases includes PPP balances of $0.1B in 1Q22, $0.2B in 4Q21, $0.5B in 3Q21, $0.7B in 2Q21, and $0.7B in 1Q21. 3 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $53B, $56B, $49B, $47B and $49B for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B)2 Total Revenue ($B) Client Balances ($B)3,4 $5.0 $5.1 $5.3 $5.4 $5.5 1.3 1.4 1.5 1.5 1.7 3.0 3.1 3.2 3.2 3.2 0.7 0.6 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / Other 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $2.0 $4.0 $6.0 1,467 1,549 1,579 1,639 1,572 1,535 1,619 1,612 1,655 1,593 333 331 346 390 385193 201 205 212 217 $3,480 $3,653 $3,693 $3,840 $3,714 AUM Brokerage / Other Deposits Loans and leases 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $1,000 $2,000 $3,000 $4,000 $188 $194 $200 $205 $211 91 92 94 96 99 45 47 50 53 55 50 52 53 54 55 Consumer real estate Securities-based lending Custom lending Credit card 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $50 $100 $150 $200 $250 $326 $333 $339 $361 $385 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $100 $200 $300 $400 24

# Global Wealth & Investment Management Digital Update[1]

## Advisor-led Client Interactions, Powered by Digital

### Digital Adoption

**GWIM[2] 81%, up from 79%** (Online, Mobile)

**Record 81% of Merrill[3] households digitally active across the enterprise, up from 80% in 1Q21**

**Record 85% of Private Bank[4] relationships digitally active across the enterprise, up from 82% in 1Q21**

### Client Engagement

**Merrill**

**1.7MM**

**Secure messages YTD**

380K households using secure messages

**Private Bank**

**48K**

**Secure messages YTD**

Client advisor messages up 40% YoY

### Digital Volume

**76%**

**Households enrolled in eDelivery (record)**

51% of eligible forms signed digitally

**+19%**

**Erica interactions YoY growth**

Advisors received 2.2MM client insights

**76%**

**Eligible checks deposited through automated channels (record)**

Up from 73% last year

**+24%**

**Erica interactions YoY growth**

Zelle transactions up 41% YoY

Digital wallet transactions up 66% YoY

[1] Except where otherwise noted, reflects figures for 1Q22.
[2] GWIM Digital Adoption is Merrill Digital Households, plus Digital Private Bank Relationships out of total Merrill Primary Households, plus Private Bank Core Relationships as of February, 2022 vs. February, 2021.
[3] Merrill households represent those households $250K+ as of March, 2022.
[4] Private Banking core relationships reflect relationships $3MM+ and excludes: Irrevocable Trust-only relationships; Institutional Philanthropic relationships; Existing relationships as of February, 2022.

25

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Average loans and leases includes PPP balances of $1B in 1Q22, $2B in 4Q21, $4B in 3Q21, $8B in 2Q21 and $9B in 1Q21. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Self-led deals of $72MM, $28MM, $56MM, $97MM and $42MM for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 5 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Outstanding Financial Innovator – 2021 Global(K) • North America’s Best Bank for Small to Medium-sized Enterprises(M) • Best Global Bank for Payments & Collections(N) • Model Bank for Corporate Digital Banking – For CashPro App(O) • Best Bank for Cash Management in North America(N) • World’s Best Bank for Payments and Treasury and North America’s Best Bank for Transaction Services(M) • Best Transaction Bank in North America, Best Supply Chain Finance Bank(P) • 2021 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(Q) • Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America(K) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021) Average Loans and Leases ($B)2 Total Revenue ($B)3 Total Corporation IB Fees ($MM)4 $4.6 $5.1 $5.2 $5.9 $5.2 2.0 2.0 2.2 2.4 2.3 1.2 1.2 1.3 1.5 0.9 0.8 0.9 0.9 0.9 0.9 0.6 1.0 0.9 1.2 1.1 Net interest income IB fees Service charges All other income 1Q21 2Q21 3Q21 4Q21 1Q22 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 988 1,110 933 984 831 900 702 637 545 225 400 407 654 850 473 $2,246 $2,122 $2,168 $2,351 $1,457 Debt Equity Advisory 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $500 $1,000 $1,500 $2,000 $2,500 160 157 160 167 177 148 148 148 156 167 13 13 13 13 13$330 $325 $325 $339 $359 Commercial Corporate Business Banking 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $100 $200 $300 $400 5 $487 $507 $534 $562 $540 Noninterest-bearing Interest bearing 1Q21 2Q21 3Q21 4Q21 1Q22 $0 $100 $200 $300 $400 $500 $600 26 66% 68% 69% 71% 71% 34% 32% 31% 29% 29%

Global Banking Digital Update 74% Digitally active clients across commercial, corporate, and business banking clients (CashPro® & BA360 platforms) 133 bps YoY1 Digital Adoption 1.7MM Sign-ins on the CashPro® App, rolling 12 months2 51% YoY $454B Payment approvals on the CashPro® App, rolling 12 months2 118% YoY ~31MM Intelligent Receivables® (digitally matched), rolling 12 months1 56% YoY 63K Global digital wallet account enrollment for commercial cards 54% YoY1 ~63MM Proactive alerts and insights from CashPro®, rolling 12 months2 15% YoY 1.6MM Global payments to digital wallets, rolling 12 months1 38% YoY Client Engagement Online Mobile Connect API Digital Volumes 1 As of February, 2022. 2 As of March, 2022. Creating an innovative digital experience for our clients 27

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 31 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $5.3B for 1Q22. Reported sales and trading revenue was $4.7B, $5.1B, $4.6B and $3.5B for 1Q22, 1Q21, 1Q20 and 1Q19, respectively. Reported FICC sales and trading revenue was $2.7B, $3.2B, $2.9B and $2.3B for 1Q22, 1Q21, 1Q20 and 1Q19, respectively. Reported Equities sales and trading revenue was $2.0B, $1.8B, $1.7B and $1.2B for 1Q22, 1Q21, 1Q20 and 1Q19, respectively. See note E on slide 30 and slide 33 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note G on slide 30 for definition of VaR. 1Q22 Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Global Derivatives House of the Year(R) • Clearing House of the Year(R) • Interest Rate Derivatives House of the Year(S) • Overall Leader for North America in Sustainable Finance(K) • No. 2 Global Research Firm(T) • No. 2 Global Fixed Income Research Team(T) • No. 1 Municipal Bonds Underwriter(U) 1Q22 Total FICC Sales and Trading Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $3.6 $4.3 $5.1 $4.7 2.4 2.7 3.3 2.6 1.2 1.7 1.8 2.0 FICC Equities 1Q19 1Q20 1Q21 1Q22 $0.0 $2.0 $4.0 $6.0 $474 $503 $502 $596 $37 $48 $74 $79 Avg. trading-related assets Avg. VaR 1Q19 1Q20 1Q21 1Q22 $0 $250 $500 $750 $0 $40 $80 $120 59% 41% U.S. / Canada International 34% 66% Credit / Other Macro3 28

Additional Presentation Information

# Notes

[A] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

[B] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

| | 1Q22 | | | 4Q21 | | | 1Q21 | | |
|---|---|---|---|---|---|---|---|---|---|
| **$ Millions** | **Pretax Income (GAAP)** | **Provision for Credit Losses (GAAP)** | **Pretax, Pre-provision Income** | **Pretax Income (GAAP)** | **Provision for Credit Losses (GAAP)** | **Pretax, Pre-provision Income** | **Pretax Income (GAAP)** | **Provision for Credit Losses (GAAP)** | **Pretax, Pre-provision Income** |
| Consumer Banking | $ 3,944 | $ (52) | $ 3,892 | $ 4,138 | $ 32 | $ 4,170 | $ 3,555 | $ (617) | $ 2,938 |
| Global Wealth & Investment Management | 1,502 | (41) | 1,461 | 1,624 | (56) | 1,568 | 1,169 | (65) | 1,104 |
| Global Banking | 2,346 | 165 | 2,511 | 3,653 | (463) | 3,190 | 2,977 | (1,126) | 1,851 |
| Global Markets | 2,170 | 5 | 2,175 | 904 | 32 | 936 | 2,776 | (5) | 2,771 |
| All Other | (1,977) | (47) | (2,024) | (2,396) | (34) | (2,430) | (1,200) | (47) | (1,247) |
| Total Corporation | $ 7,879 | $ 30 | $ 7,909 | $ 7,818 | $ (489) | $ 7,329 | $ 9,166 | $ (1,860) | $ 7,306 |

[C] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

[D] Interest rate sensitivity as of March 31, 2022, reflects the pretax impact to forecasted net interest income over the next 12 months from March 31, 2022 resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposits portfolio in the forecast is a key assumption in our projected estimate of net interest income. The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast to the alternate rate environment. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $69MM, $2MM, ($2MM), $300MM and ($90MM) for 1Q22, 4Q21, 1Q21, 1Q20 and 1Q19, respectively. Net DVA gains (losses) included in FICC revenue were $60MM, $4MM, ($9MM), $274MM and ($79MM) for 1Q22, 4Q21, 1Q21, 1Q20 and 1Q19, respectively. Net DVA (losses) included in Equities revenue were $9MM, ($2MM), $7MM, $26MM and ($11MM) for 1Q22, 4Q21, 1Q21, 1Q20 and 1Q19, respectively.

[F] Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Market's results of operations and historical results for 1Q21 were not restated.

[G] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $30MM, $26MM, $26MM, $27MM and $21MM for 1Q22, 4Q21, 1Q21, 1Q20 and 1Q19, respectively.

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Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. (B) Javelin 2021 Online and Mobile Banking Scorecards. (C) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study. (D) J.D. Power’s 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards. (E) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study. (F) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers’ satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details. (G) Global Finance, August 2021. (H) J.D. Power 2022 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards. (I) Industry Q4-21 FDIC call reports. (J) PWM, a Financial Times publication, 2021. (K) Global Finance, 2021. (L) The Digital Banker, 2021. (M) Euromoney, 2021. (N) Global Finance Treasury & Cash Management Awards, 2022. (O) Celent, 2022 (P) Transaction Banking Awards, The Banker, 2021. (Q) Greenwich, 2022. (R) GlobalCapital, 2021. (S) Risk.net, 2022. (T) Institutional Investor, 2021. (U) Refinitiv, 2022. 31

Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; such as the processing of unemployment benefits for California and certain other states; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on the economic recovery and our business; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Company's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia-Ukraine conflict), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.   32

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2022, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 1Q22 Financial Results on slide 7 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $106MM, $105MM, $101MM, $110MM and $111MM for 1Q22, 4Q21, 3Q21, 2Q21 and 1Q21, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2022, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 33